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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements and Reports of Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 13, 2003 in this Registration Statement (Form N-1A No. 811-6637) of The UBS Funds.


                                             /s/ ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP


New York, New York
October 22, 2003